Consent of Independent Registered Public Accounting Firm

We have issued our report dated June 12, 2025, with respect to the financial statements and supplemental information included in the Annual Report of Knife River Corporation 401(k) Retirement Plan on Form 11-K for the year ended December 31, 2024. We consent to the incorporation by reference of said report in the Registration Statement of Knife River Corporation on Form S-8 (File No. 333-272356).

/s/ GRANT THORNTON LLP

Chicago, Illinois
June 12, 2025